UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

_________________________

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

_________________________

Date of Report (Date of Earliest Event Reported): November 9, 2026

CNL STRATEGIC CAPITAL, LLC

(Exact name of registrant as specified in its charter)

_________________________

delaware	000-56162	32-0503849
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Management Agreement and Amended and Restated Sub-Management Agreement

On November 9, 2026, CNL Strategic Capital, LLC (the “Company”) and CNL Strategic Capital Management, LLC (the “Manager”) entered into an Eighth Amended and Restated Management Agreement (the “Management Agreement”) to reduce the Base Management Fee and the Total Return Incentive Fee for Non-Founder Shares commencing on January 1, 2027 (the “Effective Date”), as well as make certain other related changes. As set forth in more detail in the Management Agreement, commencing on the Effective Date, (i) the Base Management Fee rate applicable to Non-Founder Shares will be lowered from 2.0% to 1.5% and (ii) the Total Return Incentive Fee rate applicable to Non-Founder Shares will be lowered from 20% to 15% with the Non-Founder Breakpoint reduced from 8.75% to 8.235%. The Annual Preferred Return applicable to the Total Return Incentive Fee remains unchanged at 7%. In connection with the updates to the Management Agreement described above, the Manager and Levine Leichtman Strategic Capital, LLC (the “Sub-Manager”) concurrently entered into a Fourth Amended and Restated Sub-Management Agreement (the “Sub-Management Agreement”) to make certain changes related to the sharing of the Total Return Incentive Fee with respect to Non-Founder Shares between the Manager and the Sub-Manager. Unless otherwise terminated as provided in the Management Agreement or the Sub-Management Agreement, the Management Agreement and the Sub-Management Agreement are each effective for one-year terms and are subject to renewal by the Company’s board of directors thereafter for an unlimited number of successive one-year periods. Capitalized terms not defined herein shall have the same meaning as set forth in the Management Agreement.

The foregoing summaries of the terms of the Management Agreement and the Sub-Management Agreement do not purport to be complete and are qualified in their entirety by reference to the complete terms of the Management Agreement and the Sub-Management Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Eighth Amended and Restated Management Agreement (Filed herewith.)
10.2	Fourth Amended and Restated Sub-Management Agreement (Filed herewith.)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the items described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on the beliefs and assumptions of the Company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “will,” “estimates” or similar expressions that indicate future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Any forward-looking statement made by us in this Current Report is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Important risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with the Company’s ability to pay distributions and the sources of such distribution payments, the Company’s ability to locate and make suitable investments, the economy and the broader financial markets, which may have a significant negative impact on the Company's (and its businesses) financial condition, results of operations, cash flows and net asset value per share and other risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the other documents filed by the Company with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2026	CNL Strategic Capital, LLC a Delaware limited liability company

	By:	/s/ Chirag Bhavsar
Chirag J. Bhavsar Chief Executive Officer